                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    [X]

Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Materials Pursuant to Rule 14a-12

                                CytRx Corporation
           -----------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies: _________
     (2) Aggregate number of securities to which transaction applies:_________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___________
     (4) Proposed maximum aggregate value of transaction: ___________
     (5) Total fee paid: ___________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount previously paid: ________
     (2) Form, Schedule or Registration Statement No.: _______________
     (3) Filing Party: ____________
     (4) Date Filed: _____________

                        Filed by CytRx Corporation
                        pursuant to Rule 14a-12 under the Securities Exchange Act of 1934.

                        Subject Company:  CytRx Corporation
                        Commission File No. 000-15327

                        Date:  March 26, 2002

On March 26, 2002, CytRx Corporation issued the following press release:

                                                  FOR IMMEDIATE RELEASE
                                                  ---------------------
                                                  CytRx Corporation
                                                  154 Technology Parkway
                                                  Norcross, Georgia  30092
                                                  (770) 368-9500
                                                  http://www.cytrx.com

                    CYTRX REPORTS 2001 FINANCIAL PERFORMANCE
                       Reports Positive Cash Flow for Year

Atlanta, Georgia - (PR NEWSWIRE) - March 26, 2002 - CytRx Corporation (NASDAQ/NM: CYTR) today announced its financial performance for the 12-month period ended December 31, 2001. For the year, the Company reported a net loss of $931,000 ($0.09 per share) compared to 2000's loss of $348,000 ($0.04 per share). Loss from continuing operations in 2001 totaled $931,000 ($0.09 per share) compared to a loss of $1,147,000 ($0.12 per share) realized in 2000. Total revenues for 2001 were $4,399,000 versus $3,328,000 in 2000.

For the fourth quarter of 2001, CytRx reported net income of $2,448,000 ($0.23 per share) compared to net income of $1,161,000 ($0.11 per share) reported for the comparable period in 2000. Total revenues for the fourth quarter of 2001 were $3,899,000 versus $2,290,000 in 2000. The Company noted that revenues for the fourth quarter of 2001 includes a $3,750,000 signature payment by Vical, Incorporated for their license of CytRx's TranzFect technology, while the fourth quarter of 2000 includes a $2,000,000 signature payment by Merck & Co., Inc. for their license of TranzFect.

CytRx reported positive operating cash flow for 2001, with cash balances of $5.3 million at December 31, 2001, as compared to $3.8 million at December 31, 2000. The Company noted that the disparity between its reported net loss and cash flow for 2001 is primarily due to non-cash expense charges of $1.4 million recorded during 2001 related to the issuance of stock purchase warrants to its investment banker and other consultants.

Jack J. Luchese, CytRx's President & CEO, commented, "Our activities during 2001 have set the stage for a reinvigoration of CytRx in 2002 and beyond. With the license to Vical this year and the license to Merck in 2000, we now have two strategic partnerships for TranzFect and one for CRL-8761, our food animal growth promoter. We filed two important grant applications for CRL-5861 (FLOCOR) that if approved may aid in future development activities in the sickle cell area. We also expanded the potential of CRL-5861 by initiating or completing pre-clinical studies in cancer, muscular dystrophy and spinal cord compression injury. And now, our proposed merger with Global Genomics Capital will add a genomics component to CytRx to create an exciting portfolio of technologies."

About CytRx Corporation

CytRx Corporation is a biopharmaceutical company focused on the development and commercialization of high-value human therapeutics. The Company's current research and development activities include CRL-5861, an intravenous agent for treatment of sickle cell disease and other acute vaso-occlusive disorders, and TranzFect, a delivery technology for DNA-based vaccines. CytRx has licensed TranzFect to Merck & Co., Inc. for use in Merck's efforts to development DNA-based vaccines for HIV and three other infectious diseases. All other uses of TranzFect for enhancement of viral or non-viral delivery of polynucleotides (such as DNA and RNA) were recently licensed to Vical, Incorporated. CytRx has a research pipeline in the areas of muscular dystrophy, cancer, spinal cord injury, vaccine delivery, gene therapy and food animal feed additives.

CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the proposed merger not being completed, the integration of CytRx and Global Genomics, available financing for continued operations and the company's inability to successfully develop and market its technology. Additional uncertainties and risks are described in the CytRx's most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on Form 10-Q and any current reports on Form 8-K filed since the date of the last Form 10-K. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, CytRx will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IMPORTANT INFORMATION WILL BE CONTAINED THEREIN. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by CytRx with the Commission at the Commission's web site at http://www.sec.gov. Free copies of the proxy statement, once available, and CytRx's other filings with the Commission may also be obtained from CytRx by directing a request to CytRx Corporation, 154 Technology Parkway, Norcross, Georgia 30092, Attn: Mark
W. Reynolds.

PARTICIPANTS IN THE SOLICITATION

CytRx and its directors, executive officers and other members of its management may be soliciting proxies from CytRx stockholders in favor of the issuance of shares of CytRx common stock in the merger. Information concerning persons who may be considered participants in the solicitation of CytRx's stockholders under the rules of the Commission is set forth in public filings filed by CytRx with the Commission and will be set forth in the proxy statement when it is filed with the Commission.

For Additional Information, Please Contact:
With the Company:                               Broker Relations:
----------------                                ----------------
Mark Reynolds                                   Loren Brown
Vice President, Finance                         Madison & Wall Worldwide, Inc.
770-453-0121                                    407-682-2001
reynoldm@cytrx.com                              Loren@insidewallstreet.com
------------------
                                     - 4 -

                                CYTRX CORPORATION
                         CONSOLIDATED FINANCIAL SUMMARY
                  (amounts in thousands, except per share data)




                                                     Three Months Ended               Year Ended
                                                       December 31,                  December 31,
                                              -------------------------------------------------------
                                                2001           2000           2001           2000
                                              -------------------------------------------------------
Statement of Operations
-----------------------
Revenues:

    Net sales                                  $   37         $   98        $  101          $  451
    License fees                                3,750          2,000         3,751           2,000
    Grant income                                   15             32           157             349
    Interest and other income                      97            160           390             528
                                              -------------------------------------------------------
                                                3,899          2,290         4,399           3,328

Expenses:
    Cost of sales                                  31             89            71             268
    Research and development                      523            346         1,844           1,962
    Selling, general and administrative           897            694         3,415           2,245
                                              -------------------------------------------------------
                                                1,451          1,129         5,330           4,475
                                              -------------------------------------------------------

Income (loss) from continuing operations        2,448          1,161          (931)         (1,147)

Income from discontinued operations                 -              -             -             799
                                              -------------------------------------------------------

Net income (loss)                              $2,448         $1,161         $(931)        $  (348)
                                              =======================================================

Income (loss) per common share:

    Continuing operations                      $ 0.23         $ 0.11        $(0.09)         $(0.12)
    Discontinued operations                         -              -             -            0.08
                                              -------------------------------------------------------
    Net income (loss)                          $ 0.23         $ 0.11        $(0.09)         $(0.04)
                                              =======================================================


Balance Sheet Highlights                                                    2001           2000
------------------------                                               ------------------------------
    Cash & investments                                                    $ 5,273         $ 3,779
    Total assets                                                          $ 7,611         $ 6,859
    Total liabilities                                                     $ 1,028         $ 1,240
    Common shares outstanding                                              10,825          10,100
